UNITED STATES SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549 SCHEDULE 14A Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

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Definitive Proxy Statement

Definitive Additional Materials

Soliciting Material Pursuant to §240.14a-12

Reis, Inc.
(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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[Reis has prepared these materials to correct the error set forth below; however, due to the immaterial nature of the error, Reis is not mailing these materials to stockholders.  These materials will be filed with the SEC and available as set forth below.]

In the proxy statement dated April 20, 2009 of Reis, Inc., a Maryland corporation (“Reis” or the “Company”), under “Proposal 1 — Election of Directors — Directors Continuing in Office,” Lloyd Lynford is incorrectly indicated as serving a term as a director ending in 2010.  In fact, he is serving a term as a director ending in 2011.

May 29, 2009
New York, New York

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON JUNE 11, 2009: The Notice of Annual Meeting, the Proxy Statement, these materials and the 2008 Annual Report are available at www.reis.com/eproxy.